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                                                                    EXHIBIT 10.3


                      POST-CLOSING AND INDEMNITY AGREEMENT


         THIS POST-CLOSING AND INDEMNITY AGREEMENT (this "AGREEMENT"), is made and entered into as of the 19th day of August, 1997 by BANCOMER, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO ("BANCOMER") in favor of the Benefited Parties (as hereinafter defined). Unless otherwise specified, defined terms herein shall have the respective meanings set forth in the Second Amended and Restated Stock Purchase Agreement (the "PURCHASE AGREEMENT") dated as of August 18, 1997, by and among Bancomer, Company, Buyer and CR Hotel.

                                    RECITALS

         A. Section 8.2 of the Purchase Agreement sets forth the conditions ("BUYER'S CONDITIONS") to Buyer's obligation to close the transactions contemplated by the Purchase Agreement (the "TRANSACTIONS").

         B. Bancomer and Buyer have agreed to consummate the Transactions, although certain of Buyer's Conditions have not been satisfied as more particularly described in the body of this Agreement (the "UNSATISFIED CONDITIONS").

         C. Buyer has agreed to consummate the Transactions, provided that Bancomer agrees to use its best efforts to satisfy the Unsatisfied Conditions as promptly as practicable following the date hereof.

         D. Bancomer has agreed to indemnify and hold harmless each of the Benefited Parties for any Damages suffered in the event that Bancomer fails to satisfy the Unsatisfied Conditions.

                                    AGREEMENT

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bancomer, intending to be legally bound, hereby covenants and agrees with and for the benefit of the Benefited Parties as follows:

         (1) Definitions. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires. All other capitalized terms used herein which are not in the Purchase Agreement or defined below shall have the meanings as set forth in the Recitals or elsewhere in this Agreement.

                  (a) "Amended NIZUC Trust" means the NIZUC Trust as amended and restated in public instrument number 11,008, dated August 18, 1997, granted before Luis M. Camara Patron, Esq., acting as alternate of Notary Public No. 13 of Cancun, Quintana Roo, Mexico, registered in the Public Registry of Property of Cancun, Quintana Roo, Mexico.

                  (b) "Amended PRODEPA Trust" means the PRODEPA Trust as amended and restated in public instrument number 15,181, dated August 18, 1997, granted before

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Francisco J. Ruiz Higuera, Esq., acting as alternate of Notary Public No.
3 of Puerto Vallarta, Jalisco, Mexico, registered in the Public Registry of Property of Puerto Vallarta, Jalisco, Mexico.

                  (c) "Benefited Parties" means each entity in favor of which Bancomer covenants to perform a specific obligation under the terms of this Agreement.

                  (d) "Cabo Access Area" means the roadway depicted on the Cabo Survey connecting the Cabo Condominium to the public highway known as the "Caretera Trans-Peninsular.

                  (e) "Cabo Accreted Area" means the area outside and immediately adjoining the Southerly boundary of the Cabo Condominium which contains 5,957.78 square meters and is labeled as the "AREA GANADA AL MAR" on the Cabo Survey.

                  (f) "Cabo Condominium" means the real property depicted and described in the Cabo Survey.

                  (g) "Cabo Hotel Unit" means the condominium unit in the Cabo Condominium consisting of the hotel currently known as the Westin Regina Cabo San Lucas.

                  (h) "Cabo Survey" means that Levantamiento Topografico (Planimetria) prepared by Surveyor, certified on August ____, 1997 which is a survey of the Cabo Condominium.

                  (i) "Cabo Timeshare Unit" means the condominium unit in the Cabo Condominium consisting of the vacation ownership interval operation.

                  (j) "Cabo Unlicensed Improvements" means the portion of the swimming pool and two staircases which were constructed within the Cabo Accreted Area.

                  (k) "Cancun Concession" means that Concesion No. DZF-064/93 issued to NIZUC by the Subsecretaria De Vivienda Y Bienes Inmuebles of the Direccion General Del Patrimonio Inmobillario Federal, dated as of May 14, 1993.

                  (l) "Cancun Concession Area" means the strip of land ("area de pedimento") legally described in the Cancun Concession in which the Cancun Infringing Improvements are located.

                  (m) "Cancun Condominium" means the real property depicted and described in the Cancun Survey.

                  (n) "Cancun Condominium Declaration" means the Declaration of Condominium formalized under public instrument number 10,973, dated August 11, 1997, registered in the Public Registry of Property of Quintana Roo, Mexico.


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                  (o) "Cancun Hotel Unit" means the condominium unit in the
Cancun Condominium consisting of the hotel currently known as the Westin Regina Cancun.

                  (p) "Cancun Infringing Improvements" means the portions of the improvements constructed upon the Cancun Hotel Unit and the Cancun Timeshare Unit which are within the Cancun Concession Area as described in the Cancun Concession and as more particularly depicted on the Cancun Survey which were constructed without the requisite governmental license, outside the boundaries of the Cancun Condominium.

                  (q) "Cancun Survey" means that Levantamiento Topografico (Planimetria) prepared by Surveyor, certified on August _____, 1997, which is a survey of the Cancun Condominium.

                  (r) "Cancun Timeshare Trust" means that trust agreement which is public instrument number ______, dated as of August 18, 1997, granted before Armando Galvez Perez, Notary Public No. 103 of the Federal District, Mexico, among Bancomer, NIZUC and the Remainder Company.

                  (s) "Cancun Timeshare Unit" means the condominium unit in the Cancun Condominium consisting of the vacation ownership internal operation.

                  (t) "Condominiums" means the Cabo Condominium, the Cancun Condominium and the Puerto Vallarta Condominium.

                  (u) "Construction Costs" means all costs of construction, including, without limitation, all architectural, engineering, demolition, surveying, site preparation, landscaping and all such other direct and indirect costs consistent with the general quality and esthetics of the improvements located on the Cancun Condominium, Cabo Condominium and Puerto Vallarta Condominium as deemed appropriate in the business judgment of any affected Benefited Party.

                  (v) "Cozumel Land" means the land located in Cozumel, Mexico owned by DTI Cozumel.

                  (w) "Creel" means the law firm of Creel, Garcia-Cuellar y Muggenburg.

                  (x) "Damages" means all damages, losses (including any diminution in value, lost profits and costs of business interruption with respect to any affected real property), liabilities (joint and several), payments, obligations, penalties, claims, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation attorneys' fees) of any kind or nature whatsoever; provided, however, that such Damages shall be limited to $41,000,000. Notwithstanding the foregoing, in the event of the loss or destruction of any hotel room or timeshare unit, the total Damages for which Bancomer shall be liable to the applicable Benefited Party for such hotel room or timeshare unit shall be deemed to be the liquidated amount of U.S. $150,000.


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                  (y) "DTP" means Desarollo Turistico Peninsular, S.A. de C.V.

                  (z) "Fonatur" means Patrimonio de Bienes Inmuebles Federales, Nacional Financiera, Sociedad Nacional de Credito, como Fiduciario del Gobierno Federal en el Fideicomiso denominado Fondo Nacional de Fomento al Turismo.

                  (aa) "Fonatur Acknowledgment" means that Letter emitted by Fonatur dated August 14, 1997, addressed to NIZUC with respect to the correct legal description of the Cancun Condominium.

                  (bb) "Maritime Zone" means the "Zona Federal Maritimo Terrestre" as shown on the Surveys.

                  (cc) "NIZUC" means Promotora Turistica Nizuc, S. de R.L. de C.V., formerly Promotora Turistica Nizuc, S.A. de C.V.

                  (dd) "NIZUC Trust" means that trust as amended and restated pursuant to public instrument number 18,097, dated December 18, 1991, granted before Javier Rajes Carrillo, Esq. alternate notary of Notary Public No. 7 of Quintana Roo, Mexico, executed by Bancomer and NIZUC.

                  (ee) "Pending Litigation" means the litigation described in Sections X.1 through X.11 of the Santamarina Memo and: (i) the PRODEPA nullity claim in the original amount of $2,437,204 New Pesos, (ii) the claim of Sylvia Loyola Zerecero, (iii) the claim of Rosa Maria Pratz Fuentes, (iv) the claim of Jorge Eugenio Balcazar Gonzalez, (v) the claim of Alma Roza Cerena O., (vi) the claim of Aquilino Montrel Ramirez, and (vii) the claim of Leonardo Martinez Munoz.

                  (ff) "PRODEPA" means Promotora y Desarrolladora Pacifico, S. de R.L. de C.V., formerly Promotora y Desarrolladora Pacifico, S.A. de C.V.

                  (gg) "PRODEPA Trust" means that trust which is public instrument number 8,588, dated November 13, 1991, granted before Francisco Ruiz Higuera, alternate notary of Notary Public No. 3 of Puerto Vallarta, Jalisco, Mexico, executed by Bancomer and PRODEPA.

                  (hh) "Promotora" means Promotora Cabo Real, S.A. de C.V., successor by merger to DTP.

                  (ii) "Puerto Vallarta Condominium" means the real property depicted and described in the Puerto Vallarta Survey.

                  (jj) "Puerto Vallarta Condominium Declaration" means the Declaration of Condominium formalized under public deed No. 11,924, dated August 8, 1997, granted before Carlos Castro Segundo, Esq., Notary Public No. 5 of Puerto Vallarta, Jalisco, Mexico, registered in the Public Registry of Property of Jalisco, Mexico.


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                  (kk) "Puerto Vallarta Hotel Unit" means the condominium unit in the Puerto Vallarta Condominium consisting of the hotel currently known as the Westin Regina Puerto Vallarta.

                  (ll) "Puerto Vallarta Infringing Improvements" means the walls and any other improvements constructed outside the South Westerly boundary of the Puerto Vallarta Condominium as more particularly depicted on the Puerto Vallarta Survey.

                  (mm) "Puerto Vallarta Survey" means that Levantamiento Topografico (Planimetria) prepared by the Surveyor, certified on August _____, 1997 which is a survey of the Puerto Vallarta Condominium.

                  (nn) "Puerto Vallarta Timeshare Unit" means the condominium unit in the Puerto Vallarta Condominium consisting of the vacation ownership interval operation.

                  (oo) "Raintree Cabo" means C.R. Resorts Los Cabos, S. de R.L. de C.V.

                  (pp) "Remainder Company" means C.R. Resorts Remainder Company
S. de R.L. de C.V.

                  (qq) "Santamarina Memo" means that letter dated June 11, 1997 from Santamarina y Steta to Raintree Capital Company, LLC regarding due diligence in connection with the Transactions.

                  (rr) "Starwood Cancun" means Starwood Cancun, S. de R.L. de
C.V.

                  (ss) "Starwood Puerto Vallarta" means Starwood Puerto Vallarta, S. de R.L. de C.V.

                  (tt) "Surveyor" means Arias y Asociados, S.C.

                  (uu) "Surveys" means the Cabo Survey, the Cancun Survey and the Puerto Vallarta Survey.

                  (vv) "Trust Agreements" means the PRODEPA Trust and the NIZUC Trust.

         (2)      Covenants.

                  (a) Cancun Boundaries. Bancomer hereby represents, covenants and agrees that, pursuant to the public instrument creating the NIZUC Trust, Fonatur ostensibly conveyed to Bancomer, as Trustee of the NIZUC Trust, two lots of real property defined as lots 70 and 71 located in "Boulevard Kukulcan, Seccion "A", Segunda Fase de la Zona Turistica de Cancun, Quintana Roo" (the "SUBDIVISION") bordered to the South by lot 69 of the Subdivision and to the North by lot 72 of the Subdivision. Notwithstanding the intended conveyance, Fonatur has agreed in the Fonatur Acknowledgment that the legal description used in the conveyance incorrectly described said lots 70 and 71 and that the Fonatur Acknowledgment sets forth the correct legal description of lots 70 and 71. Consequently, the


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legal description of the Cancun Condominium (which is comprised of lots 70 and
71) as reflected on the Cancun Survey, does not coincide with the incorrect legal description. The error is fundamental, and Starwood Cancun and the trustee of the Cancun Timeshare Trust will not have good and marketable legal title to the Cancun Hotel Unit and the Cancun Timeshare Unit, respectively, until the error is corrected by appropriate public instrument and it is verified by reference to the public instruments registered in the Public Registry of Property of Quintana Roo, Mexico (and any other appropriate official records) that the current owners of lots 69 and 72 (or their predecessors in title, as the case may be) did not erroneously obtain title to any portion of lots 70 and 71 (the "POTENTIAL ENCROACHMENTS"). Bancomer, with and for the benefit of Starwood Cancun and Raintree Cancun, shall, forthwith, obtain and cause to be registered in the Public Registry of Property of Quintana Roo, Mexico (and any other appropriate official records) any such appropriate corrective instrument(s). Bancomer agrees that it shall, at all times, vigorously and continuously pursue its obligations under this subsection (2)(a). In the event that Bancomer is unable to satisfy its obligation under this subsection (2)(a) within 360 days of the date of this Agreement, then Starwood Cancun and Raintree Cancun shall have the right to assume control of the process (with the full and complete cooperation of Bancomer). In the event that within 360 days from the expiration of the first 360-day period, Starwood Cancun and Raintree Cancun (with Bancomer's cooperation) cannot resolve the matter so that the obligations of Bancomer in this subsection are fully satisfied, then the matter shall be referred to binding arbitration pursuant to Section (4)(j) to determine the amount of any Construction Costs and Damages as a result of such failure and Bancomer shall pay such Construction Costs and Damages as may be awarded in such arbitration proceedings in accordance with the final determination of the arbitrator within thirty (30) days of the date of such award.

                  (b) Cancun Concession. Bancomer provided notice to the Subsecretaria De Vivienda Y Bienes Inmuebles of the Direccion General Del Patrimonio Inmobillario Federal (the "AGENCY") of the Transactions. However, such notice was insufficient in order to allow the Agency to consider and grant the approval for the Transactions. The Agency has acknowledged receipt of such notice and its willingness to process Bancomer's request for the transfer of the Cancun Concession. In addition, Starwood Cancun and Raintree Cancun are not willing to accept the Cancun Concession unless it ultimately runs for at least fifteen (15) years from the date of the Transactions. Consequently, Bancomer hereby represents, covenants and agrees that, with and for the benefit of Starwood Cancun and Raintree Cancun, that Bancomer shall simultaneously:

                      (i) apply for and obtain the consent of the Agency (and all other appropriate governmental authorities) for the Transactions and the transfer of the Cancun Concession. Any such consent shall not materially modify the terms of the Cancun Concession or impose upon the transferees any additional burdens, unless such burdens are purely monetary and Bancomer pays all such additional amounts, together with any fines, penalties or previously unpaid amounts required by the Agency; and

                      (ii) apply for and obtain an extension of the Cancun Concession for an additional term of no less than fifteen (15) years from the date of the Transactions (the


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"EXPIRATION DATE"). Any such extension shall not materially modify the terms of the Cancun Concession or impose upon the transferees any additional burdens, unless such burdens are purely monetary and Bancomer pays all such additional amounts.

In the event that Bancomer cannot obtain the approval required by subsection (i) above within two (2) years from the date of this Agreement, then Bancomer shall pay to Starwood Cancun the amount of U.S $1,000,000. In the event that Bancomer secures the transfer of the Cancun Concession but fails to obtain the requisite extension thereof as provided in subsection (ii) above, then Bancomer shall pay to Starwood Cancun the amount of U.S. $250,000. Except as described in subsection (i) above, Bancomer shall not be liable for any amounts due under the Cancun Concession, any extension of the Cancun Concession, or any new concession or license granted in the future.

                  (c) Cabo Accreted Area. Bancomer hereby represents, covenants and agrees that, with and for the benefit of Raintree Cabo, upon the request of Raintree Cabo, Bancomer shall apply for and obtain a concession and/or license (for the maximum legally permissible term) to maintain the Cabo Unlicensed Improvements, which it acknowledges were constructed without the requisite governmental license, outside the boundary of the Cabo Timeshare Unit. If either
(i) the competent governmental authority demands the removal of all or any part of the Cabo Unlicensed Improvements, (ii) imposes any fines, penalties or fees on Raintree Cabo or increases the costs of the concession and/or license resulting from the existence of the Cabo Unlicensed Improvements, or (iii) if Bancomer does not obtain for Raintree Cabo the requisite license, as requested by Raintree Cabo, Bancomer shall pay any Damages suffered by Raintree Cabo, including without limitation, any Construction Costs associated with the removal of the Cabo Unlicensed Improvements and reconstructing any improvements outside the Cabo Accreted Area occasioned by such removal.

                  (d) Cabo Ecological Preserve. When Bancomer acquired title to the Los Cabos Property from Promotora, it covenanted in the Cabo Trust (which has been subsequently confirmed by other agreements), among other things, that it would not invade or construct any improvements upon the portion of the Los Cabos Condominium which is referred to as the "Cerro Colorado", such portion constituting a federal ecological preserve (the "FEDERAL PRESERVE"). The limit of the Federal Preserve is referred to in the relevant documents as the "cota 50". The Cabo Survey reflects that the cota 50 line as it existed at the time of the conveyance to Bancomer has been moved by construction and that a portion of the hotel improvements adjoining the Cerro Colorado were constructed within what were the boundaries of the Federal Preserve at the time Bancomer acquired title to the real property. Bancomer shall indemnify Starwood Cabo for any Damages suffered by Starwood Cabo, including without limitation, any Construction Costs associated with the removal of any hotel improvements within the Federal Preserve and reconstructing any improvements outside the Federal Preserve occasioned by such removal.

                  (e) Puerto Vallarta Seawall. Bancomer hereby represents, covenants and agrees that, with and for the benefit of Starwood Puerto Vallarta and Raintree Puerto


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Vallarta, upon the request of Starwood Puerto Vallarta and Raintree Puerto
Vallarta, Bancomer shall apply for and obtain a concession and/or license (for the maximum legally permissible term) to maintain the Puerto Vallarta Infringing Improvements, which it acknowledges were constructed without the requisite governmental license, outside the boundary of the Puerto Vallarta Condominium. If either, (i) the competent governmental authority demands the removal of all or any part of the Puerto Vallarta Infringing Improvements, (ii) imposes any fines, penalties or fees on Starwood Puerto Vallarta or Raintree Puerto Vallarta or increases the costs of the concession and/or license resulting from the existence of the Puerto Vallarta Infringing Improvements, or (iii) if Bancomer does not obtain for Starwood Puerto Vallarta and Raintree Puerto Vallarta the requisite concession and/or license, as requested by Starwood Puerto Vallarta and Raintree Puerto Vallarta, Bancomer shall pay any Damages incurred by Starwood Puerto Vallarta or Raintree Puerto Vallarta, including, without limitation, any Construction Costs associated with the removal of the Puerto Vallarta Infringing Improvements.

                  (f) House Sub. Bancomer hereby represents, covenants and agrees that, with and for the benefit of House Sub, Bancomer shall cause to be legally consummated, the transfer (or acquisition) of title to House Sub of those residential units identified n Sections III.1 (i), (iii), (iv), (v), (vi) and (vii) of the Santamarina Memo as promptly as possible, so that good and marketable title thereto shall be vested in House Sub, free and clear of any liens, encumbrances or other charges, and shall pay (or cause to paid) all fees, taxes, costs and expenses incidental to such processes. In the event that Bancomer does not satisfy the obligation in this subsection within two (2) years from the date of this Agreement, then the matter shall be referred to binding arbitration pursuant to Section (4)(j) to determine the amount of any Damages as a result of such failure and Bancomer shall pay such Damages as may be awarded in such arbitration proceedings in accordance with the final determination of the arbitrator within thirty (30) days of the date of such award.

                  (g) Cozumel Land. Bancomer hereby represents, covenants and agrees that, with and for the benefit of DTI Cozumel, Bancomer shall cause to be legally consummated, the transfer (or acquisition) of title to DTI Cozumel of the Cozumel Land as promptly as possible, so that good and marketable title thereto shall be vested in DTI Cozumel free and clear of any liens, encumbrances or other charges, and shall pay (or cause to paid) all fees, taxes, costs and expenses incidental to such process. In the event that Bancomer does not satisfy the obligation in this subsection within two (2) years from the date of this Agreement then, Bancomer shall pay to Desarollos Turisticos Regina, S. de R.L. de C.V. the amount of U.S. $11,740,000.

                  (h) Pending Litigation. Bancomer hereby represents, covenants and agrees that, with and for the benefit of the specific defendants (whether named as a defendant or the successor to such defendant by merger, spin-off of assets or otherwise) named in the Pending Litigation, Bancomer shall pay for the cost of defending such Pending Litigation and pay any Damages arising or growing out of the Pending Litigation.


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                  (i) Maritime Zone. Bancomer hereby represents, covenants and agrees that, with and for the benefit of each of the owners of the condominium units within the Condominiums, to the extent that any improvements which have been constructed, installed or erected in connection with any of the Condominiums are known to be, or subsequently discovered to have been, located in the Maritime Zone adjoining such condominium as of the date of this Agreement, that upon request of any of said owners whose property is affected by such encroaching improvement, Bancomer shall apply for and obtain a concession and/or license (for the maximum legally permissible term) to maintain such encroaching improvements. If within two (2) years from the date of this Agreement either, (i) the competent governmental authority demands the removal of all or any part of such encroaching improvements, (ii) imposes any fines, penalties or fees on any of the owners of the condominium units within the Condominiums, or increases the cost of the concession and/or license, resulting from the existence of such encroaching improvements, or (iii) if Bancomer does not obtain for the affected owners of the condominium units within the Condominiums the requisite concession and/or license, as requested by such owner(s), Bancomer shall pay any resulting Damages, including, without limitation, any Construction Costs associated with the removal of any such encroaching improvements, replacement of the removed improvements (to the extent practical) and the reconstruction of any other affected improvements.

                  (j) Gonzalez Claim. Bancomer hereby represents, covenants and agrees that, with and for the benefit of Starwood Cabo and Raintree Cabo, that Bancomer shall obtain and cause to registered in the Public Registry of Baja California Sur, Mexico (and any other appropriate public registry) an appropriate public instrument (acceptable to Creel or such other counsel reasonably acceptable to Starwood Cabo and Raintree Cabo), specifically between Jose Manuel Gonzalez Mendoza ("GONZALEZ") and Starwood Cabo, which finally and fully determines and establishes that Gonzalez does not have any claim against the Cabo Condominium, and in any event Bancomer shall indemnify and hold harmless Starwood Cabo and Raintree Cabo from any Damages arising or growing out of Gonzalez' claim to ownership of any portion of the Cabo Condominium.

                  (k) BTS/VDC. Bancomer hereby represents, covenants and agrees that it shall, as promptly as practicable, but in any event within thirty (30) days from the date of this Agreement, transfer for U.S.$1.00 to such Benefited Parties as CRR shall advise in writing, all rights and interests, if any, representing the right to use, vacation intervals or any similar rights with respect to any timeshare suites in the Cancun Timeshare Unit and the Puerto Vallarta Timeshare Unit.

         (3)      Indemnification.

                  (a) Bancomer hereby covenants and agrees, with and for the benefit of each of the Benefited Parties, to protect, indemnify, reimburse, defend and hold harmless the Benefited Parties, at Bancomer's sole cost and expense, from and against any and all Damages of any kind or nature, which may at any time be imposed upon, incurred by or asserted or awarded against any of the Benefited Parties, arising from or growing out of,


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directly or indirectly the failure by Bancomer to comply with its several obligations to the Benefited Parties under this Agreement.

                  (b) For purposes of this Section 3, a party making a claim for indemnity under this Section 3 is hereinafter referred to as an "INDEMNIFIED PARTY". All claims by any Indemnified Party under this Section 3 hereof shall be asserted and resolved in accordance with the provisions of subsections 3(c), (d) and (e).

                  (c) The Damages and other items referred to in subsection 3
(a) above, for which the Benefited Parties are indemnified under this Section 3, shall be reimbursed to such Benefited Party without any requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, within thirty (30) days after notice from such Benefited Party, itemizing the amounts incurred to the date of such notice; provided, however, that in the event that there is a dispute between such Benefited Party and Bancomer with respect to a specific amount, such dispute shall be resolved in accordance with the arbitration provisions in Section (4)(j) and the reimbursement by Bancomer of the specifically disputed amount shall be contingent on the outcome of the arbitration of such dispute.

                  (d) If any claim or demand for which Bancomer may be liable to an Indemnified Party is asserted against or sought to be collected from such Indemnified Party by a third party (in each case, a "CLAIM"), said Indemnified Party shall promptly notify Bancomer in writing of such Claim stating with reasonable specificity the circumstances of the Indemnified Party's claim for indemnification; provided, however, that any failure to give such notice will not affect the rights to indemnity of the Indemnified Party except to the extent that the rights of Bancomer are actually prejudiced by the absence or delay of the notice. Immediately upon becoming aware of a Claim for which indemnity is or could be sought, Bancomer shall use its best efforts to vigorously and continuously defend against the Claim and any proceedings resulting or derived therefrom (with qualified legal counsel reasonably acceptable to the Indemnified Party and licensed to practice in the jurisdiction in which the Claim is asserted), and shall take all actions necessary or appropriate, including but not limited to the posting of such bond or other security as may be required by any judicial or governmental authority, so as to enable the Claim to be defended without interfering with the conduct of the business of any Indemnified Party. At all times, Bancomer shall keep the Indemnified Party fully informed of the status of the Claim or any proceedings in connection therewith and shall consult with the Indemnified Party with respect to the defense against the Claim. The Indemnified Party shall have the right (at its own expense) to participate jointly with Bancomer in the defense of any Claim in connection with the Indemnified Party's claim for indemnity under this Section 3, provided that Bancomer shall retain the right to direct the defense against the Claim. The Indemnified Party shall not unreasonably withhold its consent to the settlement or resolution of a Claim, provided that the Indemnified Party is not required thereby to incur any present or future cost, expense or monetary loss.

                  (e) Bancomer may not assume the defense if the named parties to any Claim (including any impleaded parties) include both the Indemnified Party and Bancomer, and representation of both parties by the same counsel would be inappropriate due to actual


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or potential differing interests between them. In any such case, the Indemnified
Party shall have the right to employ counsel (duly qualified as provided in subsection 3(d)) of its choice, at the expense of Bancomer. Upon request of Bancomer, the Indemnified Party shall, to the extent it may legally do so and to the extent that it is compensated in advance by Bancomer for any costs and expenses thereby incurred,

                      (i) take such action as Bancomer may reasonably request in connection with such action,

                      (ii) allow Bancomer to dispute such action in the name of the Indemnified party and to conduct a defense to such action on behalf of the Indemnified Party, and

                      (iii) render to Bancomer all such assistance as Bancomer may reasonably request in connection with such dispute and defense.

         (4)      Miscellaneous Provisions.

                  (a) No delay on the part of any of the Benefited Parties in exercising any of their rights, remedies, powers or privileges under this Agreement, or as otherwise provided at law or in equity, shall operate as a waiver of any such right, remedy, power or privilege, or excuse Bancomer from its obligations hereunder. Any waiver of such right, remedy, power or privilege by any Benefited Party must be in writing and signed by an authorized agent of such Benefited Party.

                  (b) All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent by registered or certified mail, if to:

         Bancomer:                  Bancomer, S.A.
                                    Av. Universidad No. 1200
                                    Col. Xoco
                                    C.P. 03339, M,Mexico, D.F.
                                    Attn: Javier Fernandez Carbajal, Chief
                                          Financial Officer
                                          Miguel Garcia y Garcia, General
                                          Counsel
                                          Alejandro Rodriguez Mirelles, Dir. of
                                          Mergers and Acquisitions

         Starwood Cancun or
         Starwood Puerto Vallarta:  c/o Starwood Lodging Corporation
                                    2231 East Camelback Road
                                    Phoenix, Arizona 85016
                                    Attn: Theodore Darnell
         with a copy to:            Greenberg, Traurig, Hoffman, Lipoff, Rosen
                                    & Quentel
                                    153 East 53rd Street
                                    New York, New York 10022
                                    Attn: Robert Ivanhoe

         Raintree Cancun or
         Raintree Puerto Vallarta:  Pennzoil Place-South Tower
                                    Suite 2310, 711 Louisiana
                                    Houston, Texas 77002
                                    Attn: Douglas Y. Bech

         with a copy to:            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    Pennzoil Place-South Tower
                                    Suite 1900, 711 Louisiana
                                    Houston, Texas 77002
                                    Attn: David S. Peterman

         Other Benefited Parties:   See Exhibit "A" attached hereto.

Bancomer and any Benefited Party may designate a change of address by written notice (in accordance with the provisions of this Section) to Bancomer or the Benefited Party making such designation, as the case may be, received by Bancomer or said Benefited Party at least ten (10) days before such change of address is to become effective.

                  (c) In the event that any of the Benefited Parties assumes control of the process of satisfying any of Bancomer's obligations or undertakings described in Section (2), Bancomer shall reimburse such Benefited Party for any Damages as they are incurred by such Benefited Party without any requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, within thirty (30) days after notice from such Benefited Party, itemizing the amounts incurred to the date of such notice; provided, however, that in the event that there is a dispute between such Benefited Party and Bancomer with respect to a specific amount, such dispute shall be resolved in accordance with the arbitration provisions in Section 4(j) and the reimbursement by Bancomer of the specifically disputed amount shall be contingent on the outcome of the arbitration of such dispute.

                  (d) To the extent that Creel has been involved in identifying and resolving any problems or issues, it shall be retained by Bancomer to serve as legal counsel to assist Bancomer in the resolution of any such matter or such other counsel as may be reasonably acceptable to any affected Benefited Party. Bancomer hereby acknowledges and agrees that (i) Creel currently serves as counsel to certain of the Benefited Parties, (ii) it waives any present or future conflicts created thereby, and (iii) Creel can continue to serve as counsel for said Benefited Parties. Any other counsel retained by Bancomer to assist it in complying with its obligations hereunder shall be reasonably acceptable to the Benefited Party which is the beneficiary of such obligation. All surveying, land measurement work and related engineering work shall be performed or supervised by Surveyor.

                  (e) All undertakings and obligations of Bancomer pursuant to this Agreement shall be at the sole cost and expense (including, without limitation, cost of Creel and Surveyor) of Bancomer.

                  (f) To the extent that Bancomer fails to complete any obligation or undertaking, within the specific time period described in the specific provision containing such obligation or undertaking, then unless the respective Benefited Party (or Benefited Parties) elects, in its sole and exclusive judgment, to extend such time period, the respective Benefited Party (or Benefited Parties) shall have the right to assume control of the process of curing the specific defect or problem, at Bancomer's sole cost and expense, using such third party advisors, consultants or professionals as it (or they) may choose (after consulting with Bancomer) and may do so in whatever manner it deems (or they deem) necessary and appropriate to accomplish the cure at the earliest possible time, including the payment of any sums that may be required by third parties in order to grant any rights necessary to cure the defect or waive any claims causing or contributing to the defect.

                  (g) Any covenants and indemnities that run in favor Raintree Cabo, Raintree Cancun or Raintree Puerto Vallarta shall also run to the benefit of the trustees for the respective trusts for which Raintree Cabo, Raintree Cancun and Raintree Puerto Vallarta are beneficiaries and the entities which hold the remainder of the rights under said trusts, as may be legally appropriate.

                  (h) This Agreement shall not be deemed a waiver or limitation of any indemnity obligations under the Purchase Agreement. Each of the covenants, undertakings and indemnities contained herein are cumulative with any other obligation of Bancomer in any other agreement or document. In the event of any inconsistency between the terms and provisions of this Agreement and the Purchase Agreement, the terms and provisions of this Agreement shall govern.

                  (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument so that the liability of each of the undersigned shall be unaffected by the failure of any of the undersigned to execute any or all of said counterparts.

                  (j) This Agreement and the rights and obligations of the parties hereunder shall in all respects be construed, interpreted, enforced and governed by and in accordance with the laws of the State of New York (excluding the principles thereof governing conflicts of law). In the event that Bancomer or any Benefited Party are unable to resolve any dispute, controversy or claim arising out of or in connection with this Agreement (a "Controversy"), either party to such dispute may request in writing that the Controversy be referred to the respective senior level management of each party for decision. Such managers shall meet immediately and attempt in good faith to negotiate a resolution of the Controversy. If the managers are unable to resolve the matter within thirty
(30) days of the written request
referring the matter to them, any party may, within thirty (30) days following the end of such thirty (30) day period, elect to refer the matter to arbitration and the Controversy shall be resolved by binding arbitration in accordance with the Arbitration Rules of the International Chamber of Commerce (the "ICC") then in effect (the "RULES").

                      (i) There shall be a sole arbitrator selected in accordance with the Rules. If the parties are unable to agree upon the arbitrator within thirty (30) days of the referral to arbitration, the International Court of Arbitration of the ICC shall make such appointment in accordance with the Rules. The arbitration shall be conducted, and the award shall be rendered, in the English language. The arbitration shall be held in New York, New York.

                      (ii) Each party shall cooperate with the other party in making full disclosure of and providing access to all information and documents requested by the other party in connection with such proceedings. The arbitrator shall have the power to order such disclosure. Should a party fail to comply with such order, the arbitrator shall take such refusal into account in determining any award.

                      (iii) The decision of the arbitrator shall be final and binding on the parties and shall be the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrator. Judgment upon the award may be entered by any court having jurisdiction thereof. The parties agree to waive any rights of recourse or appeal to any court in connection with any questions of law arising in the course of the arbitration or with respect to any award made except for actions to enforce an award.

                      (iv) Any monetary award shall be made and payable in United States Dollars. The arbitrator shall be authorized to grant pre-award and post-award interest at commercial rates without there being any presumption as to whether such interest will be granted. Unless otherwise ordered by the arbitrator, each party shall bear its own costs and fees, including attorneys' fees. The parties expressly agree that the arbitrator shall have no power to consider or award punitive or exemplary Damages.

                      (v) This agreement to arbitrate shall be binding upon the successors, assigns, trustee, receiver or executor of each party.

                  (k) Except as expressly provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the Benefited Parties and Bancomer and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, Bancomer shall not delegate or assign any of its obligations hereunder without the prior written consent of any Benefited Parties who would be affected by such delegation.

                  (l) Any reference in this Agreement to attorneys' fees paid or incurred by Bancomer or any Benefited Party shall include reasonable and documented attorneys', paralegals', consultants' or experts' fees and disbursements and costs of litigation, appeals and any other legal or administrative proceeding (including, without limitation, such fees or expenses incurred in any and all judicial, bankruptcy, reorganization, administrative, or other proceedings, including appellate proceedings, whether such fees or expenses arise before proceedings are commenced or after entry of a final order or judgment).

                  (m) In the event that any Benefited Party is required to bring any action to enforce the payment or performance of the obligations of Bancomer, the prevailing party shall be entitled to recover its attorneys' fees.

                  (n) Use of any gender shall include all other genders and words in the singular include the plural, and the plural include the singular.

                  (o) If any provision of this Agreement shall be contrary to the laws of the jurisdiction in which the same shall be sought to be enforced, the illegality or unenforceability of any such provision shall not affect the other terms, covenants and conditions hereof, and the same shall be binding upon Bancomer hereto with the same force and effect as though such illegal or unenforceable provision were not contained herein. Upon such determination that any provision herein is unenforceable, such provision shall automatically be modified (without any action necessary by Bancomer or any Benefited Party) to the extent necessary to resolve the illegality and to make such provision(s) enforceable under applicable law.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


Signed, sealed and delivered           BANCOMER, S.A., INSTITUCION DE
in the presence of:                    BANCA MULTIPLE, GRUPO FINANCIERO

                                       By:
----------------------------------        -------------------------------------
                                       Name:
----------------------------------          -----------------------------------
                                       Title:
                                             ----------------------------------